Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

POLOMAR HEALTH SERVICES, INC.,

a Nevada corporation

(Effective as of July 1, 2026)

These Amended and Restated Bylaws (these “Bylaws”) of Polomar Health Services, Inc., a Nevada corporation (the “Corporation”), amend, restate, and supersede in their entirety the Bylaws of the Corporation originally adopted on September 20, 2000 (and filed with the Securities and Exchange Commission as Exhibit 3.3 to the Corporation’s Registration Statement on Form S-1 filed July 21, 2008), which have not been amended prior to the adoption of these Amended and Restated Bylaws. These Bylaws are adopted under, and are subject to, the articles of incorporation of the Corporation, as amended and restated by the Amended and Restated Articles of Incorporation dated October 10, 2024 (as further amended, restated, or otherwise modified from time to time, the “Articles of Incorporation”). In the event of any conflict between the provisions of these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall control to the extent of such conflict.

ARTICLE I

OFFICES

Section 1.1 Principal Office. The principal office and place of business of the Corporation shall be at such location within or without the State of Nevada as determined by the Board of Directors of the Corporation (the “Board of Directors”).

Section 1.2 Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors, in addition to the registered office of the Corporation in the State of Nevada.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors but in any case, on or around October 15th of each year. At the annual meeting, directors shall be elected and any other business may be transacted as may be properly brought before the meeting pursuant to these Amended and Restated Bylaws (as amended from time to time, the “Bylaws”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.

Section 2.2 Special Meetings.

(a) Subject to any rights of stockholders set forth in the Articles of Incorporation, special meetings of the stockholders may be called only in the manner set forth in the Articles of Incorporation. The notice for every special meeting shall state the place (if any), date, hour and purposes of the meeting. Except as otherwise required by law, only the purposes specified in the notice of the special meeting shall be considered or dealt with at such special meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

(b) No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting.

Section 2.3 Place of Meetings. Meetings of stockholders may be held at such place, either within or without the State of Nevada, as may be designated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications, including by such electronic communications, by means of which all persons participating in the meeting may communicate (the “Remote Technology”), as permitted by the Nevada Revised Statutes (the “NRS”). The Board of Directors may also, in its sole discretion, determine that stockholders and proxy holders may attend and participate by means of Remote Technology in a stockholder meeting held at a designated place. As to any meeting where attendance and participation by Remote Technology is authorized by the Board of Directors in its sole discretion (including any meeting held solely by Remote Technology), and subject to such guidelines and procedures as the Board of Directors may adopt for any meeting, stockholders and proxy holders not physically present at such meeting of the stockholders shall be entitled to: (i) participate in any such meeting of the stockholders; and (ii) be deemed present in person and vote at such meeting of the stockholders whether such meeting is to be held at a designated place or solely by means of Remote Technology, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of Remote Technology is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of Remote Technology, a record of such vote or other action shall be maintained by the Corporation. Participation in a meeting by means of Remote Technology pursuant to this Section constitutes presence in person at the meeting.

Section 2.4 Notice of Meetings; Waiver of Notice.

(a) The secretary shall sign and deliver or cause to be delivered to the stockholders written notice of any meeting of stockholders not less than ten (10) nor more than sixty (60) days before the meeting. The notice shall state the place, date and time of the meeting, the means of Remote Technology, if any, by which the stockholders or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the NRS.

(b) In the case of an annual meeting, subject to Section 2.13, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan, and (ii) if dissenter’s rights are available to stockholders under NRS 92A.300 to 92A.500, inclusive, the notice must state that stockholders are or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

(c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record at the address appearing on the records of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the Corporation pursuant to Chapters 78 or 92A of the NRS, the Articles of Incorporation or these Bylaws may be given pursuant to the forms of Electronic Transmission (as defined below) listed herein, if such forms of transmission are consented to in writing by the stockholder receiving such electronically transmitted notice and such consent is filed by the secretary in the corporate records. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by e-mail when directed to an e-mail address consented to by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other Electronic Transmission as consented to by and when directed to the stockholder. The stockholder consent necessary to permit Electronic Transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by Electronic Transmission two consecutive notices given by the Corporation in accordance with such consent and (B) such inability becomes known to the secretary, assistant secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

(d) The written certificate of an individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice and, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of Electronic Transmission shall be prima facie evidence of the facts stated in the affidavit.

(e) “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.5 Determination of Stockholders of Record.

(a) For the purpose of determining the stockholders entitled to (i) notice of and to vote at any meeting of stockholders or any adjournment thereof, (ii) receive payment of any distribution or the allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

(b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any postponement of any meeting of stockholders to a date not more than sixty (60) days after the record date or to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

Section 2.6 Quorum; Adjourned Meetings.

(a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the Corporation entitled to vote at such meeting, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power entitled to vote at such meeting, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

(b) If a quorum is not represented, a majority of the voting power represented or the individual acting as chair of the meeting may adjourn the meeting from time to time until a quorum shall be represented. The individual acting as chair of the meeting may, for any or no reason, from time to time, adjourn or recess any meeting of stockholders. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might otherwise have been transacted at the adjourned meeting as originally called. When a stockholders’ meeting is adjourned to another time or place, not more than sixty (60) days later than the date set for the original meeting, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

Section 2.7 Voting.

(a) Unless otherwise provided in the NRS, the Articles of Incorporation, or any resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing in the name of such stockholder on the records of the Corporation.

(b) Except as otherwise provided in these Bylaws, all votes with respect to shares (including pledged shares) standing in the name of an individual at the close of business on the record date may be cast by such individual or by his or her duly authorized proxy. In the case of shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may vote such shares even though the shares do not stand of record in the name of the receiver but only if and to the extent that the order of a court of competent jurisdiction which appoints the receiver contains the authority to vote such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c) With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chair of the board, if any, the chief executive officer, if any, the president or any vice president of such other corporation; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d) Notwithstanding anything to the contrary contained herein and except for the shares held by it in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned or held by it, and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If a holder of shares casts a portion of the votes represented by such shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f) With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, spouses as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(i) If only one person votes, the vote of such person binds all.

(ii) If more than one person casts votes, the act of the majority so voting binds all.

(iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g) If a quorum is present, unless the Articles of Incorporation, these Bylaws, the NRS, or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

(h) The stockholders do not have the right to cumulate their votes for the election of directors. In an uncontested election of directors, each director of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director and present in person or represented by proxy at the meeting and entitled to vote on the election of directors; provided, however, that in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 2.7(h), an “uncontested election” means an election in which the number of nominees for director is not greater than the number of directors to be elected, and a “contested election” means an election in which the number of nominees for director is greater than the number of directors to be elected.

(i) Following any uncontested election, any incumbent director who was a nominee and who did not receive a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election (a “majority vote”) shall promptly tender his or her written offer of resignation to the Board of Directors for consideration by the Board of Directors if such director has not previously submitted an offer of resignation conditioned upon his or her failure to receive a majority vote. A recommendation on whether or not to accept such resignation offer shall be made by a committee of independent directors that has been delegated the responsibility of recommending nominees for director for appointment or election to the Board of Directors, or (x) if each member of such committee did not receive the required majority vote or (y) if no such committee has been appointed, a majority of the Board of Directors shall appoint a special committee of independent directors for such purpose of making a recommendation to the Board of Directors (in either case, the “Nominating and Corporate Governance Committee”). Promptly following receipt of the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors shall act on the resignation offers.

Within sixty (60) days following certification of the stockholder vote, the Nominating and Corporate Governance Committee shall recommend to the Board of Directors the action to be taken with respect to such offer of resignation. In determining whether or not to recommend that the Board of Directors accept any resignation offer, the Nominating and Corporate Governance Committee shall be entitled to consider any factors it deems relevant, including, without limitation, the stated reasons for the director not receiving the required majority vote and whether the underlying cause or causes are curable, the factors considered by the Nominating and Corporate Governance Committee in evaluating potential candidates for the Board of Directors as such factors relate to each director who has tendered a resignation offer, and any other factors that the Nominating and Corporate Governance Committee believes are in the best interests of the Corporation.

The Board of Directors shall take into consideration the Nominating and Corporate Governance Committee’s recommendation and shall publicly disclose its decision and the reasons therefor, by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication, within ninety (90) days following certification of the stockholder vote. In determining whether or not to accept any resignation offer, the Board of Directors shall take into account the factors considered by the Nominating and Corporate Governance Committee and any additional information and factors that the Board of Directors believes to be relevant.

(j) If a nominee for director who is an incumbent director is not elected and the resignation offer is rejected by the Board of Directors, such director shall continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal. If such incumbent director’s resignation offer is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.5 or may decrease the size of the Board of Directors pursuant to Section 3.2.

Section 2.8 Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. If a stockholder designates two or more persons to act as proxies, then a majority of those persons present at a meeting has and may exercise all of the powers conferred by the stockholder or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder, unless the stockholder’s designation of proxies provides otherwise. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.9 Action by Written Consent. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided, however, that if a different proportion of voting power is required for such action at a meeting by Chapter 78 of the NRS or the Articles of Incorporation, then that greater or different proportion of written consents shall be required to take such action. Any such written consent may be executed and delivered, and may be transmitted by electronic transmission, in accordance with and subject to Chapter 78 of the NRS. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

Section 2.10 Organization.

(a) Meetings of stockholders shall be presided over by the chair of the Board of Directors (the “Chair of the Board”), or, in the absence of the Chair of the Board, by the vice chair of the Board of Directors, if any, or if there be no vice chair or in the absence of the vice chair of the Board of Directors, by the chief executive officer, if any, or if there be no chief executive officer or in the absence of the chief executive officer, by the president, or, in the absence of the president, or, in the absence of any of the foregoing persons, by a chair designated by the Board of Directors, or by a chair chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The individual acting as chair of the meeting may delegate any or all of his or her authority and responsibilities as such to any director or officer of the Corporation present in person at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of procedures for the maintenance of order and safety, (ii) limitation on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit, (iii) limitation on the time allotted for consideration of each agenda item and for questions or comments by meeting participants, (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof and (v) the opening and closing of the voting polls. The Board of Directors, in its discretion, or the chair of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b) The Board of Directors may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

(c) Only such persons who are nominated in accordance with the procedures set forth in Section 2.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.12. If any proposed nomination or business was not made or proposed in compliance with Section 2.12 (including compliance with the requirements of Section 2.13), then the Board of Directors or the chair of the meeting shall have the power to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. If the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or Electronic Transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Section 2.11 Consent to Meetings. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice, to the extent such notice is required, if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

Section 2.12 Director Nominations and Business Conducted at Meetings of Stockholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or the Chair of the Board or (ii) by any stockholder of the Corporation who is entitled to vote on such matter at the meeting, who complied with the procedures set forth in Section 2.13 and who was a stockholder of record at the time such notice is delivered to the secretary of the Corporation. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders, which has been called and held pursuant to the requirements of Section 2.2, and at which directors are to be elected pursuant to the notice of meeting, (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by any stockholder of the Corporation who is entitled to vote on such matter at the meeting, who complied with the procedures set forth in Section 2.13 and who was a stockholder of record at the time such notice is delivered to the secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.13 shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of: (x) the 120th day prior to such special meeting or (y) the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

Section 2.13 Advance Notice of Director Nominations and Stockholder Proposals by Stockholders.

(a) Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must give timely notice thereof pursuant to this Section 2.13(a) or Section 2.13(c), as applicable, in writing to the secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure. For purposes of this Section 2.13, “Public Disclosure” means a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission and other regulatory agencies pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable securities laws. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting nor later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, not later than the close of business on the tenth (10th) day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s notice to the secretary shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) a description of all arrangements, agreements, proxies or understandings between the Proposing Stockholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which such nominations are to be made by the Proposing Stockholder, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proposing Stockholder or any Stockholder Associated Person (as defined below) of such Proposing Stockholder, on the one hand, and each proposed nominee, or his or her associates, on the other hand, (vi) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (vii) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, (viii) a written representation by the nominee proposed in such notice that such nominee currently intends to serve the full term for which such nominee would be standing for election, if elected, and (ix) as to the Proposing Stockholder: (A) the name and address, as they appear on the Corporation’s books, of the Proposing Stockholder and of any Stockholder Associated Person covered by clauses (B), (C) or (D) below, (B) the class and number of shares of the Corporation which are directly and indirectly held of record or are Beneficially Owned (as defined below) by the Proposing Stockholder or by any Stockholder Associated Person and the date(s) on which such stock was acquired, (C) a description of any agreement, arrangement, proxy or understanding with respect to such nomination between or among the Proposing Stockholder and any Stockholder Associated Persons, and any other person or entity (including their names) in connection with the nomination of any person as a director of the Corporation and any material relationships, within the last three (3) years, between the nominee and his or her affiliates and such Proposing Stockholder or any Stockholder Associated Person, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any Stockholder Associated Persons, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, (E) a written representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (F) a written representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of the nomination, (G) a written representation whether the Proposing Stockholder intends to appear in person or by proxy at the meeting to propose the business described in its notice, and (H) a written representation of all voting equity investments and positions as a director or officer, if any, held by such nominee in any competitor of the Corporation (as such term is defined under Section 8 of the Clayton Antitrust Act of 1914, as amended), within the three (3) years preceding the submission of the notice. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In addition, to be eligible to be a nominee pursuant to this Section 2.13, a person must deliver, in accordance with the time periods prescribed for delivery of notice under this Section 2.13, the following to the secretary of the Corporation (the “Nominee Information”):

(1) a fully completed and signed written questionnaire with respect to the background and qualifications of such nominee (which questionnaire shall be provided by such nominee to the secretary of the Corporation upon written request); and

(2) a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such nominee (i) is not and will not become a party to (w) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such nominee’s nomination or candidacy for director that has not been disclosed to the Corporation, (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (y) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under applicable law, and (ii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected or re-elected as a director of the Corporation, and intends to comply, with these Bylaws, the Articles of Incorporation and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines of the Corporation applicable to directors of the Corporation.

In addition to the information set forth above, any Proposing Stockholder making a nomination pursuant to this Section 2.13 shall provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding such Proposing Stockholder, any Stockholder Associated Person thereof or the nominee, including such information to determine the eligibility or qualifications of the nominee to serve as a director or an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee to serve as a director of the Corporation. In addition, any stockholder who submits a notice pursuant to this Section 2.13(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.13(f). At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13(b). If any information submitted pursuant to this Section 2.13(b) by any Proposing Stockholder proposing one or more nominees for election as a director at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Section 2.13(b). The presiding person at the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the presiding person should so determine, such person shall so declare at the meeting, and the defective nomination shall be disregarded.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting, and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is being made, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.13(b)(ix). Any Proposing Stockholder who submits a notice pursuant to this Section 2.13(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.13(f).

(d) Proxy Rules. The foregoing notice requirements of Section 2.13(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e) Effect of Noncompliance. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.13, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.13 does not provide the information required under this Section 2.13 to the Corporation within five (5) business days following the later of the record date for such meeting or the date notice of the record date is first publicly disclosed, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 2.13 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of this Section 2.13 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

(f) Update and Supplement of Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 2.13 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof).

(g) Definitions. For purposes of this Section 2.13, the term “Stockholder Associated Person” means, as to any stockholder, (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any stockholder, or any Stockholder Associated Person identified in clauses (i) or (ii) above; the term “Legal Requirements” means all applicable laws, rules and regulations, including the rules, regulations and listing standards of any securities exchange(s) on which the Corporation’s securities are listed or traded; and the term “Beneficially Owned” has the meaning ascribed thereto pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

(h) Compliance with Universal Proxy Rules. In addition to the requirements set forth elsewhere in this Section 2.13, any Proposing Stockholder who intends to solicit proxies in support of any nominee for election to the Board of Directors other than the Corporation’s nominees shall comply with Rule 14a-19 promulgated under the Exchange Act (together with any successor rule, “Rule 14a-19”), including the notice and solicitation requirements thereof. Without limiting the foregoing, (i) the Proposing Stockholder’s notice required by this Section 2.13 shall include a representation that the Proposing Stockholder intends to, and will, solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees and will otherwise comply with Rule 14a-19; and (ii) upon the request of the Corporation, the Proposing Stockholder shall deliver to the secretary, no later than five (5) business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3). Notwithstanding anything to the contrary in these Bylaws, if a Proposing Stockholder provides notice pursuant to Rule 14a-19(b) and thereafter fails to comply with the requirements of Rule 14a-19 (or fails to deliver the evidence described in clause (ii) of this Section 2.13(h)), then the nomination of each applicable nominee shall be disregarded, and no vote on the election of any such nominee shall occur (notwithstanding that proxies in respect of such nominees may have been received by the Corporation), as determined by the chair of the meeting.

ARTICLE III

DIRECTORS

Section 3.1 General Powers; Performance of Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in Chapter 78 of the NRS or the Articles of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

Section 3.2 Number, Tenure, and Qualifications. The Board of Directors shall consist of at least one (1) but not more than nine (9) members, each of whom shall be a natural person. At any regular meeting or at any special meeting of the Board of Directors called for that purpose, a majority of the whole Board of Directors may establish, increase or decrease the number of directors constituting the entire Board of Directors; provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. No provision of this Section 3.2 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors, each as provided in these Bylaws.

Section 3.3 Chair of the Board. The Board of Directors shall elect a Chair of the Board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law.

Section 3.4 Removal and Resignation of Directors. A director may be removed from the Board of Directors by the stockholders of the Corporation only as provided in the Articles of Incorporation. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the Chair of the Board, if any, the president or the secretary, or in the absence of all of them, any other officer of the Corporation.

Section 3.5 Vacancies. Vacancies on the Board of Directors shall be filled in the manner provided in the Articles of Incorporation.

Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Nevada and at such times as the Board of Directors may from time to time determine.

Section 3.7 Special Meetings. Special meetings of the Board of Directors may be called, in writing, by the Chair of the Board, the chief executive officer, if any, the president, or a majority of the Board of Directors (or the sole director, if applicable), and designating the time, date and place (if any) thereof.

Section 3.8 Notice of Meetings. There shall be delivered to each director at the address appearing for him or her on the records of the Corporation, at least twenty-four (24) hours before the time of such meeting, a copy of a written notice of any meeting (i) by delivery of such notice personally, (ii) by mailing such notice postage prepaid, (iii) by facsimile, (iv) by overnight courier, or (v) by Electronic Transmission or electronic writing, including, without limitation, e-mail. If mailed to an address inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If sent via facsimile, the notice shall be deemed delivered when sent to the facsimile number for the director appearing on the records of the Corporation. If sent by Electronic Transmission (including, without limitation, e-mail), the notice shall be deemed delivered when directed to the e-mail address of the director appearing on the records of the Corporation. If the address of any director is incomplete or does not appear upon the records of the Corporation, it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

Section 3.9 Quorum; Adjourned Meetings.

(a) A majority of the directors then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

(b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.10 Manner of Acting. Unless a larger number is required by law or by the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Section 3.11 Meetings Through Electronic Communications. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by any means of Remote Technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Corporation. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (i) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (ii) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 3.11 constitutes presence in person at the meeting.

Section 3.12 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.13 Powers and Duties; Committees.

(a) Except as otherwise restricted by Chapter 78 of the NRS or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as it deems fit.

(b) The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board of Directors. The vote of a majority of the members present at a meeting of the committee at the time of such vote if a quorum is then present shall be the act of such committee. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board of Directors may abolish any committee at any time. Each such committee shall report its action to the Board of Directors who shall have power to rescind any action of any committee without retroactive effect. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.14 Compensation. The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. If the Board of Directors establishes the compensation of directors pursuant to this Section 3.14, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.15 Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board, or in the absence of the Chair of the Board by the vice chair, if any, or in his or her absence by a chair chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting.

ARTICLE IV

OFFICERS

Section 4.1 Election. The Board of Directors shall elect or appoint a president, a secretary and a treasurer or the equivalents of such officers. Such officers shall serve until their respective successors are elected or appointed and qualified or until their earlier resignation or removal. The Board of Directors may from time to time, by resolution, elect or appoint an executive chairman (who shall be a director and the Chair of the Board) and such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors. Any individual may hold two or more offices.

Section 4.2 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section 4.4 Chief Executive Officer. The Board of Directors may elect or appoint a chief executive officer (“CEO”) who, subject to the supervision and control of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and perform such other duties and have such other powers which are delegated to him or her by the Board of Directors, these Bylaws or as provided by law. If no president of the Corporation has been elected or appointed, the chief executive officer shall be deemed to be and shall have all of the powers and duties of, the president of the Corporation.

Section 4.5 Executive Chairman. The Board of Directors may elect or appoint an executive chairman, who shall be a member of the Board of Directors and shall also serve as the Chair of the Board. The executive chairman shall be an officer of the Corporation and, subject to the supervision and control of the Board of Directors, shall provide strategic leadership and direction to the Corporation, shall work with and provide guidance to the chief executive officer regarding the management of the business and affairs of the Corporation, and shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, these Bylaws or as provided by law. The office of executive chairman is optional, and the absence of an executive chairman shall not affect the authority of the other officers of the Corporation.

Section 4.6 President. The president, subject to the supervision and control of the Board of Directors, shall in general actively supervise and control the business and affairs of the Corporation. The president shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation. The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, if any, these Bylaws or as provided by law. The president shall be the chief executive officer of the Corporation unless the Board of Directors shall elect or appoint different individuals to hold such positions. If the Corporation does not name a President, the CEO effectively be the President of the Corporation.

Section 4.7 Chief Financial Officer. The Board of Directors may elect or appoint a chief financial officer. The chief financial officer shall in general have overall supervision of the financial operations of the Corporation. The chief financial officer shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.8 Vice Presidents. The Board of Directors may elect or appoint one or more vice presidents. In the absence or disability of the president, or at the president’s request, the vice presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the vice presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the chief executive officer, if any, or the president, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as provided by law.

Section 4.9 Secretary. The secretary shall attend all meetings of the stockholders, the Board of Directors and any committees thereof, and shall keep, or cause to be kept, the minutes of proceedings thereof in books provided for that purpose. He or she shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The secretary shall be custodian of the corporate seal, if any, the records of the Corporation, the stock certificate books, transfer books and stock ledgers (which may, however, be kept by any transfer or other agent of the Corporation), and such other books and papers as the Board of Directors or any appropriate committee may direct. The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as provided by law.

Section 4.10 Assistant Secretaries. An assistant secretary shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary. He or she shall perform such other duties as are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, the secretary, these Bylaws or as provided by law.

Section 4.11 Treasurer. The treasurer, subject to the order of the Board of Directors, shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto. The treasurer shall keep, or cause to be kept, full and accurate books and records of account of all the business transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the Chair of the Board, if any, the chief executive officer, if any, the chief financial officer, if any, or the president. The treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the chief executive officer, if any, the chief financial officer, if any, the president, these Bylaws or as provided by law. If a chief financial officer of the Corporation has not been appointed, the treasurer may be deemed the chief financial officer of the Corporation.

Section 4.12 Assistant Treasurers. An assistant treasurer shall, at the request of the treasurer, or in the absence or disability of the treasurer, perform all the duties of the treasurer. He or she shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, the treasurer, these Bylaws or as provided by law.

Section 4.13 Execution of Negotiable Instruments, Deeds and Contracts. All (i) checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation, (ii) deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party and (iii) assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors may from time to time designate. The Board of Directors may authorize the use of the facsimile signatures of any such persons. Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

ARTICLE V

CAPITAL STOCK

Section 5.1 Issuance. Shares of the Corporation’s authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2 Stock Certificates and Uncertificated Shares.

(a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (i) the chief executive officer, if any, the president, or a vice president, and (ii) the secretary, an assistant secretary, the treasurer or the chief financial officer, if any, of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation; provided that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Such authorization shall not affect shares already represented by certificates until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholders and the Corporation, and, at least annually thereafter, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates.

(c) Each certificate representing shares shall state the following upon the face thereof: the name of the State of Nevada as the State under the laws of which the Corporation is organized; the name of the person to whom such certificate is issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by Chapter 78 of the NRS, and/or such other federal, state or local laws or regulations then in effect.

Section 5.3 Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount satisfactory to the Board of Directors or an authorized officer which amount may be in excess of the current market value of the stock, and upon such terms as the treasurer, other officer who is so authorized, or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 5.4 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5 Transfer of Shares. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of any certificate(s) therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation.

Section 5.6 Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.7 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation.

ARTICLE VI

DISTRIBUTIONS

Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in money, shares of corporate stock, property or any other medium not prohibited under applicable law. The Board of Directors may fix in advance a record date, in accordance with and as provided in Section 2.5, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.

ARTICLE VII

RECORDS AND REPORTS; CORPORATE SEAL; FISCAL YEAR

Section 7.1 Records. All original records of the Corporation shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by law, these Bylaws or the Board of Directors. Any records maintained by the Corporation in the regular course of its business may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

Section 7.2 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3 Fiscal Year-End. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) For purposes of this Article VIII, an “Indemnitee” means each director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as defined below), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise; and a “Proceeding” means any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 8.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii) Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or a director or officer of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of the Board of Directors and to the extent provided in such action, indemnify employees, agents and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include, but are not limited to, the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2 Amendment. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any Indemnitee shall apply to such Indemnitee only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

ARTICLE IX

CHANGES IN NEVADA LAW

References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE X

AMENDMENT OR REPEAL

Section 10.1 Amendment of Bylaws.

(a) Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend or repeal these Bylaws or to adopt new bylaws as they deem necessary.

(b) Stockholders. Notwithstanding Section 10.1(a), and subject to the Articles of Incorporation, these Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the stockholders representing at least a majority of the votes eligible to be cast in an election of directors.

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CERTIFICATION

The undersigned, as the duly elected Secretary of Polomar Health Services, Inc., a Nevada corporation, does hereby certify that the foregoing Amended and Restated Bylaws were duly adopted by the Board of Directors of the Corporation as the Amended and Restated Bylaws of the Corporation as of July 1, 2026.

/s/ Timothy M. Papp
Name:	Timothy M. Papp, Secretary